UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 14, 2023

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

texas	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 14, 2023, Dawson Geophysical Company (the “Company”) entered into a letter agreement (the “Amendment”) with Stephen C. Jumper, President and Chief Executive Officer (the “Executive”) in order to amend his existing employment agreement dated as of October 8, 2014, as previously amended from time to time (the “Existing Employment Agreement”).

The Amendment extends the current term of the Existing Employment Agreement, which was scheduled to end on February 11, 2023, until the close of business on February 11, 2026 (the “Current Term”); provided, that on each anniversary date of February 11, 2023 (the “Term Date”), the Current Term will be automatically extended by one calendar year so that the Current Term will be a rolling three-year period on each anniversary of the Term Date unless terminated by the Company or the Executive with proper notice.

The Existing Employment Agreement was previously modified to adjust the annual base salary (the “Base Salary”) for the Executive from September 30, 2020 through the Term Date (the “Adjustment”). The Amendment modifies the Existing Employment Agreement, effective on the Term Date, to set the Executive’s Base Salary at $360,000.

The Executive is eligible for an annual performance bonus (the “Performance Bonus”) based on the satisfaction of certain performance metrics as determined by the Board of Directors of the Company in its sole discretion on an annual basis. Any Performance Bonus earned by the Executive will be paid by March 15 of the year following the year for which the bonus is earned.

The Amendment removes certain provisions of the Existing Employment Agreement relating to the purchase of a Company-provided automobile, which will have no further effect.

In the event the Executive, subject to certain provisions of the Existing Employment Agreement, resigns or otherwise terminates his employment without Good Reason (as defined in the Existing Employment Agreement) after February 11, 2024, the Executive shall be entitled to (i) severance payments, in an aggregate amount equal to twelve months of the Executive’s then-current Base Salary, payable bi-weekly over 12-month period following termination; and (ii) provided that the termination occurs at least four months into the applicable calendar or fiscal year, a lump sum payment on the Commencement Date (as defined in the Existing Employment Agreement) equal to the Performance Bonus (which bonus shall be deemed to be earned at its target level) that the Executive was eligible to earn during the calendar year or fiscal year, as applicable, of the Executive’s termination, which amount shall be prorated to reflect the portion of such year during which the Executive was employed by the Company.

The Amendment provides that in the event of termination of the Executive’s employment that would provide for severance payments under certain circumstances, the “applicable Term” (as defined in the Existing Employment Agreement) for such severance payments will be the shorter of the Current Term and twenty-four months.

Pursuant to the Amendment, the Executive has (i) agreed that the consummation of the transactions contemplated by that Agreement and Plan of Merger by and between the Company, Wilks Brothers, LLC and WB Acquisition, Inc. dated as of October 25, 2021, as amended, does not constitute a Change of Control (as defined in the Existing Employment Agreement), and (ii) waived all rights to any enhanced severance payments under the Existing Employment Agreement with respect to such transactions and any subsequent termination of employment.

The Executive is eligible for a retention payment in the amount of $385,082. The amount of such retention payment reflects the aggregate amount of base salary reduction for the Executive pursuant to the Adjustment.

The foregoing descriptions do not purport to set forth the complete terms thereof and are qualified in their entirety by reference to the Amendment attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1 *	—	Letter Agreement dated February 14, 2023 between Stephen C. Jumper and the Company
104	—	Cover Page Interactive Date File (formatted in Inline XBRL and included as Exhibit 101).

*	This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished. The omitted schedule contains certain performance metrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: February 21, 2023	By:	/s/ James K. Brata
James K. Brata
Executive Vice President, Chief Financial Officer, Secretary and Treasurer